Contact:
Joel J. Horowitz
Global Brands Acquisition Corp.
Chief Executive Officer
(212) 201-8118
FOR IMMEDIATE RELEASE
GLOBAL BRANDS ACQUISITION CORP.
AMENDS BYLAWS
     New York, New York, January 28, 2009 — Global Brands Acquisition Corp. (NYSE ALTERNEXT US: GQN.U, GQN, GQN.WS) announced today that its board of directors approved an amendment to the Company’s Bylaws fixing the number of directors that shall constitute the Board at seven and requiring approval by the holders of at least 85% of the outstanding shares of common stock of the Company in order for stockholders to amend this provision at any time prior to consummation by the Company of a business combination (as described more fully in the Company’s final prospectus, dated December 6, 2007, relating to its initial public offering).
     Global Brands Acquisition Corp. is a blank check company formed for the purpose of acquiring through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination one or more operating businesses or assets. Its efforts in identifying a prospective target business are not limited to a particular industry, although it is focusing its search on U.S. as well as foreign companies in the branded consumer sector, including apparel, specialty retail, footwear and accessories.
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